UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2013

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On a conference call with investors held on September 16, 2013, TechPrecision Corporation (the “Company”) announced its financial results for the first fiscal quarter ended June 30, 2013. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

To comply with form requirements, the Form 12b-25 that we filed on August 15, 2013 included an estimate that our net loss for the three-month period ended June 30, 2013 would be approximately $0.8 million.  The actual net loss for the period was approximately $1.4 million.  The difference is due to additional loss provision required on contracts initiated during the quarter ended June 30, 2013 that are expected to complete and ship during the quarters ended September 30, 2013 and December 31, 2013.  It is our policy not to provide earnings guidance to our investors and we do not plan to do so in the future, other than the extent necessary to comply with the form requirements of our securities filings.

Item 7.01	Regulation FD Disclosure.

The information set forth above under Item 2.02 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2013	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated September 16, 2013